Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249425) pertaining to the 2016 Equity Incentive Plan, as amended, the 2020 Equity Incentive Plan and the 2020 Employee Share Purchase Plan of Oncorus, Inc. of our report dated March 10, 2021, with respect to the consolidated financial statements of Oncorus, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP Boston, Massachusetts
March 10, 2021